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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Jostens IH Corp. of our report dated February 12, 2003 relating to the consolidated financial statements of Jostens, Inc. and its subsidiaries as of December 28, 2002 and for each of the two years in the period ended December 28, 2002, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
November 9, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM